As filed with the Securities and Exchange Commission on February 24, 1994.

                                                Registration No. 33-
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                             OMI CORP.
          (Exact name of registrant as specified in its charter)
      Delaware                                              13-2625280
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

     90 Park Avenue
     New York, New York                                     10016
(Address of Principal Executive Offices)                 (Zip Code)

                             OMI CORP.
                    1990 EQUITY INCENTIVE PLAN
                     (Full title of the plan)
                          ______________
                      Fredric S. London, Esq.
                     Senior Vice President and
                          General Counsel
                          90 Park Avenue
                     New York, New York  10016
                          (212) 986-1960

     (Name, address and telephone number of agent for service)
                          ______________

                   CALCULATION OF REGISTRATION FEE
Title of securities   Amount to be    Proposed      Proposed    Amount of
to be registered      registered      maximum       maximum     registration
                                      offering      aggregate       fee
                                      price per     offering
                                      share<F1>     price<F1>

Common Stock,         1,000,000       $7.125        $7,125,000    $2,457
$0.50 Par Value

[FN]
<F1> Estimated solely for the purpose of calculating the registration fee.
     Such estimate has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on February 24, 1994.

                              PART II
                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant (File No. 2-87930) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

    (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992;

    (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993; and

    (c) The description of the registrant's Common Stock contained in its registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents and reports subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

Item 4.  Description of Securities.

              Not applicable.

Item 5.  Interests of Named Experts and Counsel.

              Not applicable.

Item 6.  Indemnification of Directors and Officers.

              Section 145 of the Delaware General Corporation Law
(the "DGCL") permits OMI to indemnify its directors, employees and agents (each an "Insider") against liability for each such Insider's acts taken in his or her capacity as in Insider in a civil action, suit or proceeding if such actions were taken in good faith and in a manner which the Insider reasonably believed to be in or not opposed to the best interests of OMI, and in a criminal action, suit or proceeding, if the Insider had no reasonable cause to believe his or her conduct was unlawful, including, under certain circumstances, suits by or in the right of OMI, for any expenses, including attorney's fees, and, for any liabilities which the Insider may have incurred in consequences of such action, suit or proceeding under conditions stated in said Section 145. OMI's By-Laws provide that OMI shall, to the full extent permitted by Section 145 of the DGCL, indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of OMI or serves or served at the request of OMI or serves or served at the request of OMI any other enterprise as a director, officer or employee.

     OMI's Certificate of Incorporation provides that a director of OMI will not be personally liable to OMI or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to OMI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a stock repurchase which is illegal under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. OMI's Certificate of Incorporation also provides that if the Delaware General Corporation Law is amended after the date of the Certificate, to authorize the further elimination or limitation of the liability of directors, then the liability of a director of OMI shall be additionally limited to the fullest extent permitted by the amended Delaware General Corporation Law.

     OMI has a directors' and officers' liability insurance policy which affords officers and directors with insurance coverage for losses arising from claims based on causally connected errors, statements, acts, omissions, neglects or breaches of duty or other such matters but not for breaches of fiduciary duty.

Item 7.  Exemption from Registration Claimed.

             Not applicable.

Item 8.  Exhibits.

         5 Opinion of White & Case, counsel to the registrant, dated February 25, 1994, with respect to the legality of the Common Stock being registered.

         23(a)  Consent of Deloitte & Touche, dated February 25, 1994.

         23(b) Consent of White & Case (included in Exhibit 5 to this Registration Statement).

         24     Powers of Attorney (included in page II-4).

Item 9.  Undertakings.

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of New York, State of New York, on February 24, 1994.

                             OMI CORP.
                           (Registrant)



                             By /s/ Jack Goldstein
                              Name:  Jack Goldstein
                              Title:  President

                          POWER OF ATTORNEY

    Each of the undersigned officers and directors of OMI Corp. hereby severally constitutes and appoints Vincent J. de Sostoa and Fredric S. London, each of their attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amend-ments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                     Title                       Date


/s/ Michael Klebanoff     Chairman of the Board         February 24, 1994
       Michael Klebanoff  and Director

/s/ Jack Goldstein        President, Chief              February 24, 1994
       Jack Goldstein     Executive Officer, and
                          Director

/s/ Chaim Barash          Senior Vice President         February 24, 1994
       Chaim Barash       and Director

     Signature                      Title                       Date


/s/ Livio Borghese           Director                      February 24, 1994
       Livio Borghese


/s/ Constantine G. Caras     Director                      February 24, 1994
       Constantine G. Caras


/s/ Vincent J. de Sostoa     Senior Vice President,        February 24, 1994
       Vincent J. de Sostoa  Chief Financial Officer
                             and
                             Chief Accounting Officer


/s/ Steven D. Jellinek       Director                      February 24, 1994
       Steven D. Jellinek


/s/  Emanuel L. Rouvelas     Director                      February 24, 1994
        Emanuel L. Rouvelas


/s/  Franklin W.L. Tsao      Director                      February 24, 1994
        Franklin W.L. Tsao


/s/  George W. Vlandis       Director                      February 24, 1994
        George W. Vlandis

                               EXHIBIT INDEX


Exhibit No.

5 Opinion of White & Case, counsel to the Registrant, dated February 25, 1994, with respect to the legality of the Common Stock being registered.

23(a)       Consent of Deloitte & Touche, dated February 25, 1994.

23(b) Consent of White & Case (included in Exhibit 5 to this Registration Statement).

24          Powers of Attorney (included in page II-4).